UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KEURIG GREEN MOUNTAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following information was filed with the Securities and Exchange Commission on January 20, 2016 by Keurig Green Mountain, Inc. on Form 8-K (Item 8.01 Other Events):

As previously disclosed, on December 6, 2015, Keurig Green Mountain, Inc., a Delaware corporation (the “Company” or “Keurig”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, Maple Holdings Acquisition Corp., a Delaware corporation (“Merger Sub”), JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (solely for purposes of Article IX of the Agreement), and the Company, providing for, on the terms and subject to the conditions set forth in the Agreement, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Completion of the Merger is conditioned on, among other things, the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Keurig and an affiliate of Acorn (the “Parent Filer”) filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice (the “DOJ”) and the United States Federal Trade Commission (the “FTC”) on December 18, 2015, which triggered the start of the HSR Act waiting period. The statutory waiting period was initially scheduled to expire on January 19, 2016.

On January 19, 2016, with the Company’s prior consent, the Parent Filer notified the FTC and DOJ that Parent Filer was withdrawing its HSR Act notification voluntarily, and subsequently on January 19, 2016 re-filed its notification and report form.  The waiting period under the HSR Act will expire on February 18, 2016, unless the Company or Parent Filer voluntarily withdraws its notification and report form or the DOJ or FTC grants early termination of the HSR Act review period or formally requests additional information concerning the Merger.

The Merger is expected to close during the first calendar quarter of 2016.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Keurig Green Mountain, Inc. (the “Company”) or the solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving the Company, Acorn Holdings B.V. and Maple Holdings Acquisition Corp.  The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on December 24, 2015 and a definitive proxy statement with the SEC on January 12, 2016, and intends to file further relevant materials with the SEC.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.KeurigGreenMountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (646) 762-8095.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on December 12, 2014, its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary and definitive proxy statements and may be available in other relevant materials to be filed with the SEC when they become available.